                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 23, 1998


                             SPATIAL TECHNOLOGY INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

         DELAWARE                                 0-288-42                                84-1035353
 (State of Incorporation)                 (Commission File Number)              (IRS Employer Identification No)

                           2425 55TH STREET, SUITE 100
                             BOULDER, COLORADO 80301
                                 (303) 544-2900
                     (Address of Principal Executive Offices
                   and telephone number, including area code)



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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

(A) On December 23, 1998 (the "CLOSING DATE"), pursuant to the terms of the Stock Purchase Agreement, by and among Spatial Technology Inc., a Delaware corporation (the "COMPANY") and InterData Access, Inc., an Illinois corporation ("IDA"), and the following parties (the "SELLING SHAREHOLDERS"): Robert Crawford, Charlene Hess, ProSTEP Produktdatentechnologie GmbH ("PROSTEP") and William Turcotte (the "PURCHASE AGREEMENT"), the Company acquired from the Selling Shareholders an aggregate of 827.1 shares of Common Stock of IDA, which constituted all of the issued and outstanding capital stock and options, warrants or other rights to purchase capital stock of IDA in consideration for the issuance of 1,400,000 shares (the "SHARES") of the Company's Common Stock (the "ACQUISITION"). The purchase price was determined through negotiations between the Company, IDA and the Selling Shareholders. IDA will operate as a wholly-owned subsidiary of the Company.

     Pursuant to the Purchase Agreement, within sixty (60) days after the Closing Date, the Company will use its reasonable best efforts to file with the Securities and Exchange Commission a registration statement on Form S-3 (the "REGISTRATION STATEMENT") with respect to the Shares issued in the Acquisition. Following the effective date of the Registration Statement, a substantial number of the Shares will be eligible for resale without restriction. Sales of any substantial number of shares of the Company's Common Stock in the public market may have an adverse effect on the market price of the Company's Common Stock. Additionally, the average daily trading volume of the Company's Common Stock has been very low. Any sustained sales of shares by the Company's existing or future stockholders or any increase in the average volume of shares traded in the public market may adversely affect the market price of the Company's Common Stock.

     In connection with the Acquisition, the parties to the Purchase Agreement also executed an Escrow Agreement, pursuant to which ten percent (10%) of the Shares issued to the Selling Shareholders will be held in escrow for one (1) year for the purpose of securing the indemnification obligations of the Selling Shareholders pursuant to the Purchase Agreement. Pursuant to the Escrow Agreement, fifty percent (50%) of the Common Stock held in escrow will be released to the Selling Shareholders one hundred eighty (180) days after the Closing Date, and the remainder of the Common Stock held in escrow will be released to the Selling Shareholders on the one (1) year anniversary of the Closing Date. The Company has accounted for the transaction as a "pooling of interests". The Acquisition qualifies as a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

     The forward looking statements contained herein involve risks and uncertainties. Actual results and developments may differ materially from those described herein, due to a number of factors, including future performance and additional factors discussed in the Company's most recent Form 10-K.

(B)  Not applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(A)  Not applicable.
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(B)  Not applicable.

(C)  Exhibits

         Exhibit           Description
         Number            of Document
         -------           -----------
         10.33*            Stock Purchase Agreement, by and between the Company, IDA and the Selling Stockholders named therein, dated as of December 23, 1998.

         10.34*            Escrow Agreement dated as of December 23, 1998, by and among Spatial Technology Inc., a Delaware corporation, the Selling Shareholders named therein and Norwest Bank
                           Colorado, N.A., as escrow agent.

     * Previously filed with the Securities and Exchange Commission as an exhibit to the Schedule 13D (File No. 005-47261) filed by William Turcotte II on January 4, 1999 and incorporated herein by reference thereto.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          SPATIAL TECHNOLOGY INC.


Date:     January 7, 1999                 /s/ R. Bruce Morgan
                                          -------------------
                                          R. Bruce Morgan
                                          President, Chief Executive Officer and
                                          Director